Exhibit 99.1

Northern Star Investment Corp. II Announces Determination to Continue Corporate Existence

Holders of Public Shares to be paid Trust Fund Distribution and Retain Shares

New York, New York, Jan. 25, 2024 (GLOBE NEWSWIRE) -- Northern Star Investment Corp. II (the “Company”) today announced that, because it will not be able to consummate an initial business combination as described in the Company’s amended and restated certificate of incorporation (“Charter”) by the current January 28, 2024 deadline, it has determined to commence the process of liquidating the trust account established in connection with the Company’s initial public offering (“IPO”) and distributing funds to holders of the Company’s shares of Class A Common Stock sold in the IPO (the “Public Shares”). Additionally, as the Company has not consummated an initial business combination by the January 28, 2024 deadline, the Company expects the NYSE American to take delisting action with regard to the Company’s securities.

The Company has further determined to continue its corporate existence following the distribution of funds in the trust account in an effort to acquire a business or entity. The Company’s board of directors and management has determined that it would be in the best interest of the Company and the holders of Public Shares to allow such holders to continue to retain their Public Shares following such distribution and have the chance to participate in a transaction that the Company may potentially enter into in the future. Allowing holders of Public Shares to retain their shares following the distribution is also expected to allow the Company to continue to trade on the OTC Pink until such time as it consummates an acquisition or transaction. The Company therefore intends to seek to amend the Charter to remove the provisions contained in the Charter that are applicable to special purpose acquisition companies, including the requirement to cancel the Public Shares following distribution of the funds held in trust.

Accordingly, the Company will be liquidating the funds held in the trust account and making a distribution payment therefrom. The Company currently anticipates the liquidation amount will be approximately $10.48 per Public Share to holders of such shares (the “Distribution”), subject to final confirmation by the trustee of the amount in the trust account. The Distribution will be made as promptly as reasonably practicable. There is currently an aggregate of 1,620,989 outstanding Public Shares. The Company’s sponsor, officers and directors have waived any right they may have to the Distribution in respect of the shares of common stock issued to them prior to the IPO.

In connection with the Distribution, the units issued in the IPO (“Units”), each Unit consisting of one Public Share and one-fifth of one redeemable warrant (“Warrants”), each whole Warrant exercisable for one Public Share at an exercise price of $11.50, will automatically and mandatorily separate into its component parts immediately prior to the Distribution. There will be no payment with respect to the Warrants, which will remain outstanding following the Distribution. There can be no assurance that a market will exist for the Company’s securities following the Distribution.

Cautionary Information About Forward-Looking Statements

This press release includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements, although not all forward-looking statements include such identifying words. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual events could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

About Northern Star Investment Corp. II

The Company is a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Company Contact

For further information, please contact:

Northern Star Investment Corp. II

c/o Graubard Miller

405 Lexington Avenue, 44th Floor

New York, NY 10174

(212) 818-8800